UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

FX Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-35012	87-0504461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3006 Highland Drive, Suite 206 Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (801) 486-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed, FX Energy, Inc. (“FX Energy”) entered into an Agreement and Plan of Merger dated October 13, 2015 CET (October 12, 2015 MST) (the “Merger Agreement”), by and among FX Energy, ORLEN Upstream Sp. z o.o. (“ORLEN Upstream”) and Kiwi Acquisition Corp., a wholly owned subsidiary of ORLEN Upstream (“Merger Sub”). Pursuant to the Merger Agreement, on October 27, 2015, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of FX Energy (the “Common Stock”), at a price of $1.15 per share, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 27, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related form of letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”), filed as Exhibit (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO, filed by Merger Sub and ORLEN Upstream with the U.S. Securities and Exchange Commission (“SEC”) on October 27, 2015 (the “Schedule TO”).  The Offer expired on December 8, 2015 at 12:01 a.m., Eastern time, and on that date Merger Sub commenced a subsequent offering period (the “Subsequent Offering Period”) which expired on December 18, 2015 at 5:00 p.m., Eastern time. Merger Sub accepted for payment, paid for and acquired a total of 42,912,630 shares of Common Stock, representing approximately 78.2% of the outstanding shares of Common Stock, pursuant to the Offer, including the Subsequent Offering Period.

Item 2.01—Completion of Acquisition or Disposition of Assets.

On December 31, 2015, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into FX Energy, with FX Energy continuing as the surviving corporation (the “Merger”).  At the effective time of the Merger (the “Effective Time”), each share of Common Stock, that was issued and outstanding immediately prior to the Effective Time (excluding any such shares held by ORLEN Upstream or Merger Sub and any shares held by FX Energy in treasury or by any direct or indirect wholly owned subsidiary of FX Energy) was converted into the right to receive $1.15 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). As a result of the Merger, following the redemption of FX Energy’s preferred stock as described below, FX Energy will be a wholly owned subsidiary of ORLEN upstream.

At the Effective Time, (i) each option to purchase Common Stock that was unexpired, unexercised and outstanding was cancelled without payment of consideration and (ii) each share of Common Stock subject to vesting, forfeiture or other restrictions that vested prior to the Effective Time was cancelled and terminated and converted into the right to receive the Merger Consideration.

The aggregate consideration paid for Common Stock by ORLEN Upstream and Merger Sub in the Offer, including the Subsequent Offering Period, and the Merger was approximately $63.1 million

ORLEN Upstream and Merger Sub funded the payments required to complete the Offer, including the Subsequent Offering Period, and the Merger with funds provided through capital contributions from ORLEN Upstream’s ultimate parent, PKN Orlen, from its cash on hand.

At the Effective Time, holders of Common Stock ceased to have any rights as stockholders of FX Energy (other than the right to receive the Merger Consideration).

As previously announced, all outstanding shares of FX Energy’s 9.25% Series B Cumulative Convertible Preferred Stock (the “Preferred Stock”) will be redeemed in connection with the Merger. On December 8, 2015, FX Energy delivered a notice of redemption to the record holders of all outstanding shares of FX Energy’s Preferred Stock, and ORLEN Upstream deposited in trust funds sufficient to pay the redemption price for the Preferred Stock.  The Preferred Stock will be redeemed on January 7, 2016 at a redemption price of $25.00 per share, plus accumulated, accrued and unpaid dividends to, but not including, the redemption date of $0.61667 per share, for a total redemption price of $25.61667 per share of Preferred Stock.

Additional information and details of the Merger Agreement were previously disclosed in the proxy statement on Schedule 14A filed by FX Energy with the SEC on December 21, 2015 (File No. 001-35012) (the “Proxy Statement”). The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 of FX Energy’s Current Report on Form 8-K filed with the SEC on October 14, 2015 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the NASDAQ Global Select Market (“NASDAQ”) was notified of the completion of the Merger and was requested to file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Common Stock. Additionally, FX Energy intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act and that FX Energy’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03—Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 3.03.

Item 5.01—Changes in Control of Registrant.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 5.01.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, each director of FX Energy immediately prior to the Effective Time resigned from and ceased serving as a director on the board of directors of FX Energy and any and all committees thereof. No director resigned because of any disagreement with FX Energy on any matter relating to FX Energy’s operations, policies or practices.

At the Effective Time, Grzegorz Derecki, Mateusz Zwolinski and Weislaw Prugar, the directors of Merger Sub immediately prior to the Effective Time, became the directors of FX Energy by operation of law. Information regarding the new directors has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Schedule TO.

Item 5.07—Submission of Matters to a Vote of Security Holders.

On December 31, 2015, FX Energy held a special meeting of stockholders (the “Special Meeting”) to vote on the following proposals (each of which is described in the Proxy Statement): (i) a proposal to approve the Merger Agreement and (ii)  a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to FX Energy’s named executive officers in connection with the transactions contemplated by the Merger Agreement.

There were 54,867,784 shares of common stock of FX Energy issued and outstanding on the record date for the Special Meeting. At the Special Meeting there were 37,808,728 shares voted by proxy or in person. The results for each matter voted on were as follows:

1.                                      Proposal to approve the Merger Agreement:

FOR	AGAINST	ABSTAIN
37,116,043	692,685	0

2.                                      Proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to FX Energy’s named executive officers in connection with the transactions contemplated by the Merger Agreement:

FOR	AGAINST	ABSTAIN
170,748	37,637,605	375

Item 9.01—Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, as exhibits to this report:

Exhibit Number	Title of Document	Location

2.1	Agreement and Plan of Merger between FX Energy, Inc., Orlen Upstream Sp. z o.o. and Kiwi Acquisition Corp. dated October 12, 2015.	Incorporated by reference to Exhibit 2.1 of FX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on October 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Date: December 31, 2015	/s/ Clay Newton
Clay Newton, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title of Document	Location

2.1	Agreement and Plan of Merger between FX Energy, Inc., Orlen Upstream Sp. z o.o. and Kiwi Acquisition Corp. dated October 12, 2015	Incorporated by reference to Exhibit 2.1 of FX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on October 14, 2015